Exhibit 99.1

NETGEAR

NEWS RELEASE

NETGEAR Completes Asset Acquisition of Customer Networking Solutions Business of Westell Technologies, Inc.

SAN JOSE, Calif. — April 18, 2011 — NETGEAR®, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, business and service providers, today announced that on April 15, 2011, it completed the asset acquisition of the Customer Networking Solutions (“CNS”) division of Westell Technologies, Inc. (“Westell”).

On March 17, 2011, NETGEAR entered into an Asset Purchase Agreement with Westell to purchase certain intellectual property and other assets of CNS at a purchase price of approximately $33.5 million. NETGEAR will inherit almost all of the customers of CNS and the CNS product line will be incorporated into NETGEAR’s service provider line of products.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We are pleased to announce the completion of the Westell CNS business acquisition. With this acquisition, we look forward to further strengthening our share in the service provider market, especially in the United States. We extend a warm welcome to their employees and customers, and we anticipate demonstrating significant benefits to our existing customers by leveraging their technology and human capital in the near future.”

With the completion of the asset acquisition, 25 individuals from CNS’s engineering, sales and operations teams will be integrated into NETGEAR’s service provider business under Michael Clegg, Senior Vice President and General Manager of NETGEAR’s service provider business unit.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 28,000 retail locations around the globe, and through more than 37,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://www.netgear.com/ or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2011 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the completion of the acquisition of the assets of the Customer Networking Solutions business of Westell Technologies, Inc., NETGEAR’s ability to strengthen its market position, the contribution of CNS’ products, technology and personnel to NETGEAR’s future business and product lines, and the expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR’s products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: NETGEAR may not be successful in integrating CNS’ products, technology and personnel; NETGEAR may not be able to retain CNS’ existing customer base, the actual price, performance and ease of use of CNS’ products may not meet the price, performance and ease of use requirements of customers; product performance may be adversely affected by real world operating conditions; the ability of NETGEAR to market and sell its products and technology, the impact and pricing of competing products and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 11 through 29, in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission on February 28, 2011. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

Joseph Villalta The Ruth Group (646) 536-7003 jvillalta@theruthgroup.com

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